                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT


         This Agreement entered into as of this 14th day of December, 1999, by and between Financial Investors Trust, a Delaware business trust having its principal place of business at 370 17th Street, Suite 3100, Denver, Colorado 80202 (the "Trust") and ALPS Mutual Funds Services, Inc., a Colorado corporation having its principal place of business at 370 17th Street, Suite 3100, Denver, Colorado 80202 (the "Distributor").

         WHEREAS, the Trust wishes to employ the services of the Distributor in connection with the promotion and distribution of the Trust's shares of beneficial interest of the U.S. Treasury Money Market Fund, U.S. Government Money Market Fund and any other Funds offered by the Trust as listed on Schedule A, attached hereto (the "Funds");

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1.       SERVICES AS DISTRIBUTOR

         1.1 The Distributor will act as agent for the distribution of shares in accordance with the instructions of the Trust's Board of Trustees and registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended, and will transmit promptly any orders received by the Distributor for the purchase or redemption of Shares either directly to the Trust's transfer agent for the Fund involved or to any qualified broker/dealer for transmittal to said agent.

         1.2(a) In consideration of these rights granted to the Distributor, the Distributor agrees to use its best efforts, consistent with its other business, to solicit orders for the sale of Shares. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor, at its expense, shall finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, the Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

         1.2(b) All shares of the Funds offered for sale by the Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to their net asset value (determined in the manner set forth in the Trust's Declaration of Trust and then current prospectuses and/or Statements of Additional Information), plus a sales charge (if any) described in the Trust's current Prospectuses and/or Statements of Additional Information. The Trust shall in all cases receive the net asset value per share on all shares. If a sales charge is in effect, the Distributor shall have the right, subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the Investment Company Act of

1940, as amended, (the "1940 Act") to pay a portion of the sales charge to dealers who have sold shares of the Trust. If a fee in connection with shareholder redemptions is in effect, the Trust shall collect the fee on behalf of the Distributor and, unless otherwise agreed upon by the Trust and the Distributor, the Distributor shall be entitled to receive all of such fees. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

         1.2(c) This Agreement shall apply to unissued shares of the Trust, shares of the Trust held in its treasury in the event that in the discretion of the Trust, treasury shares shall be sold, and shares of the Trust repurchased for resale.

         1.3 The Distributor shall act as distributor of the shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities and Exchange Act of 1934, as amended. THE DISTRIBUTOR SHALL NOT MAKE OFFERS OF SALE OF SHARES IN ANY STATE UNLESS THE DISTRIBUTOR HAS BEEN NOTIFIED BY THE TRUST THAT SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF SUCH STATE, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM REGISTRATION.

         1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, any shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise you promptly of such determination.

         1.5 Except as otherwise provided for in the Administrative Agreement dated as of December 14, 1999, by and between the Trust and the Distributor (the "Administration Agreement"),the Trust agrees to pay all costs and expenses in connection with the registration of shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

         1.6 The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of shares for sale in such states as the Distributor may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. the Distributor shall pay all expenses connected with its own qualification as a broker under State or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by the Distributor in connection with the sale of shares as contemplated in this agreement.

         1.7 The Trust shall furnish the Distributor from time to time, for use in connection with the sale of shares, such information with respect to the Trust and the shares as the

Distributor may reasonably request, and the Trust warrants that the statements contained in any such information, when so signed by the Trust's officers, shall be true and correct. Subject to the provisions of the Administration Agreement the Trust also shall furnish the Distributor upon request with: (a) annual audited reports of the Trust's books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by the Trust, (b) semi-annual reports with respect to each of the Funds prepared by the Trust, and (c) from time to time such additional information regarding the Trust's financial condition as the Distributor may reasonably request.

         1.8 The Trust represents to the Distributor that all registration statements and prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) filed with the Securities and Exchange Commission with respect to any of the shares and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Trust represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be materially true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained into this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.9 The Trust authorizes the Distributor to use any prospectus in the form furnished to the Distributor from time to time, in connection with the sale of shares. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, as amended, (hereinafter referred to collectively as "indemnified party") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law, or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based on any omission, or alleged omission, made in any registration statement or prospectus in reliance upon and in conformity with information furnished to the Trust or its counsel by the Distributor and used in the preparation thereof; and provided further that the Trust's agreement to indemnify the Distributor and the Trust's representations and warranties herein set forth shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of its duties, or by reason of its reckless disregard of its obligations and duties under this agreement. The Trust's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against the Distributor, its officers and directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office within ten days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.9. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand, or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by the defense of any such suit, or in case the Distributor does not reasonably approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.9 and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the shares.

         1.10 The Distributor agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the

Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands, liabilities, and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such a liability or expense incurred by the Trust, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor to the Trust, or necessary to make such information not misleading. the Distributor's agreement to indemnify the Trust, its officers and trustees, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office within ten days after the summons or other first legal process shall have been served. The Distributor shall have the right to control the defense of such action with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Trust, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement of your omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10.

         1.11 No shares shall be offered by either the Distributor or the Trust under any of the provisions of this agreement and no orders for the purchase or sale of such shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase shares from any shareholder in accordance with the provisions of the prospectuses or Declaration of Trust.

         1.12 The Distributor and the Trust each agree to advise the other promptly in writing:

                  (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectuses then in effect;

                  (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

                  (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses in order to make the statements therein not misleading; and

                  (d) of all the actions of the Securities and Exchange Commission with respect to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

2.       TERM

         2.1 This agreement shall become effective as of the date hereof and, unless sooner terminated, shall continue until December 14, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the Investment Company Act of 1940) of the Funds' outstanding shares, provided that in either event its continuance also is approved by a majority of the Trust's trustees who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding anything to the contrary in this Agreement, you may not terminate this Agreement prior to the later of: (i) the Administration Agreement; or (ii) the effectiveness of any termination notice pursuant to the Administration Agreement.

         3.     MISCELLANEOUS

         3.1 OTHER WORK. The Trust recognizes that from time to time the Distributor's directors, officers and employees may serve as directors, officers and employees of other corporations or business trusts (including other investment companies) and that such other corporations and trust may include the name ALPS as part of their name, and that the Distributor or its affiliates may enter into investment advisory or other agreements with such other corporations and trusts.

         3.2 LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. The names "Financial Investors Trust" and "Trustees of Financial Investors Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated Feb. 23, 1994, which is hereby referred to and a copy of which is on file at the office of the State Secretary of State of Delaware and the principal office of the Trust. The obligations of "Financial Investors Trust" entered into in the name of or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property belonging to such class for the enforcement of any claims against the Trust.

         3.3 AMENDMENTS. No substantive amendment of this Agreement shall be effective as to the Trust until approved by vote of a majority of the outstanding voting securities of the Trust.

         3.4 MODIFICATION. No provision of this agreement may be modified, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or determination is sought.

         3.5 GOVERNING LAW. This agreement shall be governed and construed in accordance with the laws of the State of Colorado.

         3.6 ASSIGNMENT. This agreement shall not be assigned by a party without the prior written consent of the other party.

         3.7 HEADINGS. The titles and headings herein have been inserted for convenience only and are not to be considered when interpreting the provisions of this Agreement.

         3.8 WAIVER. The waiver by either party of a breach of any of the covenants, provisions, or conditions herein contained shall not operate or be construed as a waiver of any subsequent breach.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.




                                               FINANCIAL INVESTORS TRUST

                                               By:  ________________________


                                               ALPS MUTUAL FUNDS SERVICES

                                               By:_________________________

                            FINANCIAL INVESTORS TRUST
                 DISTRIBUTION AGREEMENT DATED DECEMBER 14, 1999

                                   SCHEDULE A

Aristata Equity Fund

Aristata Quality Bond Fund

Aristata Colorado Quality Tax-Exempt Bond Fund

Prime Money Market Fund

U.S. Treasury Money Market Fund

U.S. Government Money Market Fund

United Association 500 Index Fund

Interstate Fund

Magnet Total Market Growth Fund


                                             FINANCIAL INVESTORS TRUST

                                             By:______________________

ATTEST:
-------------------------

                                             ALPS MUTUAL FUNDS SERVICES, INC.

                                             By:_______________________

ATTEST:
---------------------------